EXHIBIT 99.1

Adaptive Biotechnologies Reports First Quarter 2022 Financial Results

SEATTLE, May 4, 2022 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended March 31, 2022.

“We started the year strong and completed a strategic reorganization of our company around two key business areas: MRD and Immune Medicine,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “I am encouraged by the solid momentum across both business areas as we optimize our resource allocation to capitalize on the multiple opportunities ahead.”

Recent Highlights

•	Revenue of $38.6 million for the first quarter 2022, representing a 0.5% increase from the first quarter 2021.
•	clonoSEQ test volume in the first quarter 2022 grew 45% versus the first quarter of prior year and 12% over the fourth quarter of 2021.
•	Signed expanded MRD pan-portfolio agreement with major partner in MM and CLL for the use of MRD status as a clinical endpoint.
•	Recognized $3.0 million in MRD regulatory milestone revenue resulting from a biopharmaceutical partner who used data from our MRD assay to support its drug approval.
•

Completed analysis from immuneSense Lyme blinded data from 990 participants, confirming T-Detect Lyme is nearly twice as sensitive as the current standard of care (54% T-Detect Lyme vs 30% STTT sensitivity, both at 99% specificity). T-Detect Lyme offering to be made available during 2022 Lyme season.

•	Entered a new T-MAP collaboration with the Janssen Pharmaceutical Companies of Johnson & Johnson to map T cell responses to RSV to support Janssen’s RSV vaccine program.
•	Announced the appointment of Tycho Peterson as chief financial officer, who brings several decades of financial leadership and experience within the life science and diagnostic industries.

First Quarter 2022 Financial Results

Revenue was $38.6 million for the quarter ended March 31, 2022, representing a 0.5% increase from the first quarter in the prior year. Immune Medicine revenue was $20.8 million for the quarter, representing a 4% increase from the first quarter in the prior year. MRD revenue was $17.8 million for the quarter, representing a 3% decrease from the first quarter in the prior year.

Operating expenses were $101.7 million for the first quarter of 2022, compared to $79.7 million in the first quarter of the prior year, representing an increase of 28%.

Net loss was $62.8 million for the first quarter of 2022, compared to $40.6 million for the same period in 2021.

Cash, cash equivalents and marketable securities was $500.7 million as of March 31, 2022.

2022 Financial Guidance

Adaptive Biotechnologies reiterates full year 2022 revenue to be in the range of $185 million to $195 million.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its first quarter 2022 financial results after market close on Wednesday, May 4, 2022 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have three commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

ADAPTIVE MEDIA
Laura Cooper
205-908-5603
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
Carrie Mendivil, Gilmartin Group
investors@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$38,620	$38,442
Operating expenses
Cost of revenue	13,192	9,991
Research and development	37,839	33,772
Sales and marketing	26,093	20,604
General and administrative	24,144	14,936
Amortization of intangible assets	419	419
Total operating expenses	101,687	79,722
Loss from operations	(63,067)	(41,280)
Interest and other income, net	271	638
Net loss	(62,796)	(40,642)
Add: Net loss attributable to noncontrolling interest	60	—
Net loss attributable to Adaptive Biotechnologies Corporation	$(62,736)	$(40,642)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.44)	$(0.29)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	141,697,252	138,967,754

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$114,805	$139,065
Short-term marketable securities (amortized cost of $250,448 and $214,115, respectively)	248,757	213,996
Accounts receivable, net	22,518	17,409
Inventory	21,002	19,263
Prepaid expenses and other current assets	12,038	13,015
Total current assets	419,120	402,748
Long-term assets
Property and equipment, net	85,994	85,262
Operating lease right-of-use assets	85,634	87,678
Long-term marketable securities (amortized cost of $140,202 and $218,163, respectively)	137,110	217,145
Restricted cash	2,382	2,138
Intangible assets, net	8,107	8,526
Goodwill	118,972	118,972
Other assets	874	875
Total assets	$858,193	$923,344
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$5,959	$3,307
Accrued liabilities	10,407	9,343
Accrued compensation and benefits	6,651	15,642
Current portion of operating lease liabilities	8,545	5,055
Current portion of deferred revenue	83,504	80,460
Total current liabilities	115,066	113,807
Long-term liabilities
Operating lease liabilities, less current portion	104,978	106,685
Deferred revenue, less current portion	84,894	98,750
Total liabilities	304,938	319,242
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at March 31, 2022 and December 31, 2021; no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at March 31, 2022 and December 31, 2021; 142,183,258 and 141,393,865 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	1,339,601	1,324,006
Accumulated other comprehensive loss	(4,783)	(1,137)
Accumulated deficit	(781,627)	(718,891)
Total Adaptive Biotechnologies Corporation shareholders’ equity	553,205	603,992
Noncontrolling interest	50	110
Total shareholders’ equity	553,255	604,102
Total liabilities and shareholders’ equity	$858,193	$923,344

Revenue Reclassification and clonoSEQ Test Volume

We previously disclosed revenue bifurcated into sequencing and development financial statement captions and now present total revenue on our unaudited condensed consolidated statements of operations.

The following table presents the amount of sequencing revenue and development revenue recognized under our Immune Medicine and MRD market opportunities for the periods presented (in thousands, unaudited):

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Immune Medicine revenue
Sequencing revenue	$6,860	$8,170	$5,404	$4,048
Development revenue	14,514	15,445	17,635	16,057
Total Immune Medicine revenue	21,374	23,615	23,039	20,105
MRD revenue
Sequencing revenue	16,201	13,936	13,151	11,126
Development revenue	355	1,916	2,315	7,211
Total MRD revenue	16,556	15,852	15,466	18,337
Total revenue	$37,930	$39,467	$38,505	$38,442

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Immune Medicine revenue
Sequencing revenue	$3,310	$3,691	$2,036	$3,170
Development revenue	17,155	12,438	12,856	11,077
Total Immune Medicine revenue	20,465	16,129	14,892	14,247
MRD revenue
Sequencing revenue	9,399	7,585	5,949	6,299
Development revenue	321	2,585	147	364
Total MRD revenue	9,720	10,170	6,096	6,663
Total revenue	$30,185	$26,299	$20,988	$20,910

We also previously disclosed the number of clonoSEQ reports provided to ordering physicians in the United States, referred to as “clinical sequencing volume” or “clinical sequencing volume, excluding T-Detect COVID volume” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of certain of our SEC filings. We now present the number of clonoSEQ reports and results we have provided to ordering physicians in the United States and international technology transfer sites, collectively referred to as “clonoSEQ test volume.” Our clonoSEQ test volume does not include sample results from our biopharmaceutical customers or academic institutions utilizing our MRD services.

The following table presents our clonoSEQ test volume for the periods presented:

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Clinical sequencing volume, excluding T-Detect COVID volume	6,356	5,928	5,475	4,757
clonoSEQ reports or results provided to international technology transfer sites	494	413	422	543
clonoSEQ test volume	6,850	6,341	5,897	5,300

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Clinical sequencing volume	4,509	4,023	3,136	3,518
clonoSEQ reports or results provided to international technology transfer sites	704	375	310	238
clonoSEQ test volume	5,213	4,398	3,446	3,756